Exhibit 3.1

BARBARA K. CEGAVSKE	Filed in the office of	Document Number
Secretary of State		20160413628-83
206 North Carson Street	/s/ Barbara K. Cegavske	Filing Date and Time
Carson City, Nevada 89701-4299	Barbara K. Cegavske	09/20/2016 10:45 AM
(775) 684-5708	Secretary of State	Entity Number
Website: www. nvsos.gov	State of Nevada	E0412802016-6

Articles of Incorporation
(Pursuant to NRS 78)

(This document was filed electronically.)

USE BLACK INK ONLY – DO NOT HIGHLIGHTABOVE	SPACE IS FOR OFFICE USE ONLY

1.Name of
Corporation:	ADVECO GROUP INC.

2.Registered Agent	☒ Commercial registered Agent:	INCORP SERVICES, INC.
For service of process:	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)	Name
(check only one box)
Name of Noncommercial registered agent OR Name of Title of Office or Other Position with Entity

	Street Address	City	Nevada	Zip Code

	Mailing Address (if different from street address)	City	Nevada	Zip Code

3.Authorized Stock:
(number of shares	Number of shares	Par value	Number of shares
corporation is	with par value:75000000	per share: $0.0010	without par value:	0
authorized to issue)

4.Names & Addresses	1. INNA MIN
of the Board of	Name
Directors/Trustees:
(each Director/Trustee	3773 HOWARD HUGHES PKWY - SUITE 500S	LAS VEGAS	NV	89169-6014
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2.
if there is more than 3	Name
directors/trustees)

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional; required only if Benefit Corporation status selected)	ANY LEGAL PURPOSE

7. Names, Address	INCORP SERVICES, INC.	X /s/ EASTBIZ.COM, INC.
and Signature of	Name	Signature
Incorporator.
(attach additional page	3773 HOWARD HUGHES PKWY - SUITE 500S	LAS VEGAS	NV	89169-6014
if there is more than 1	Address	City	State	Zip Code
incorporator).

8.Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	X /s/ INCORP SERVICES, INC.			9/20/2016
	Authorized Signature of Registered Agent or On Behalf of Registered Entity			Date

This form must be accompanied by appropriate fees.